Exhibit 10.35

LEASE

SAN RAFAEL CORPORATE CENTER

790 Lindaro Street

San Rafael, California

SR CORPORATE CENTER PHASE TWO, LLC,

a Delaware limited liability company

as Landlord,

and

BIOMARIN PHARMACEUTICAL INC,

a Delaware corporation

as Tenant.

EXHIBITS

A	DIAGRAMS OF PREMISES
A-1	SITE PLAN
B	TENANT WORK LETTER
C	NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	FORM OF LETTER OF CREDIT
G	SENIOR HOLDERS

[SAN RAFAEL CORPORATE CENTER]
(i)	[BIOMARIN PHARMACEUTICAL INC.]

INDEX

Page(s)

Additional Rent	15
Alterations	26
Approved Bank	45
Bank	45
Bank Prime Loan	50
Bankruptcy Code	45
Base Building	27
Base Rent	14
Base Year	15
Brokers	58
Building Hours	23
building standard	20
Direct Expenses	15
Estimate	19
Estimate Statement	19
Estimated Excess	20
Excess	19
Expansion Space Allowance	7
Expansion Space Improvements	7
Expense Year	15
First Offer Commencement Date	7
First Offer Notice	6
First Offer Rent	6, 7
First Offer Space	6
Force Majeure	56
Holidays	23
HVAC	23
Identification Requirements	60
Landlord	1
Landlord Parties	29
Landlord Repair Notice	32
Landlord’s Communication Equipment	62
L-C	45
L-C Amount	45
L-C Expiration Date	45
Lease	1
Lease Commencement Date	10
Lease Expiration Date	10
Lease Term	10
Lease Year	10
Lines	59
Mail	56
Notices	56
Operating Expenses	15

[SAN RAFAEL CORPORATE CENTER]
(ii)	[BIOMARIN PHARMACEUTICAL INC.]

Page(s)

Original Improvements	30
Premises	5
Proposition 13	18
Provider	61
Quoted Rent	36
Renovations	59
Rent	15
Security Deposit Laws	47
Statement	19
Subject Space	35
Summary	1
Tax Expenses	17
Tenant	1
Tenant Work Letter	5
Tenant’s Share	19
Termination Date	10
Termination Notice	10
Transfer Notice	35
Transfer Premium	37
Transferee	35
Transferee’s Rent	36
Transfers	35
Wireless Communication Equipment	62

[SAN RAFAEL CORPORATE CENTER]
(iii)	[BIOMARIN PHARMACEUTICAL INC.]

SAN RAFAEL CORPORATE CENTER

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between SR CORPORATE CENTER PHASE TWO, LLC, a Delaware limited liability company (“Landlord”), and BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE		DESCRIPTION

1.	Date:		December 31, 2011

2.	Premises

	2.1	Building:	That certain building located at 790 Lindaro Street, San Rafael, California, which is known and designated as “790 Lindaro” of the San Rafael Corporate Center 94901. There are 72,076 rentable square feet in the Building.

	2.2	Premises:	Approximately 37,023 rentable square feet for 790 Lindaro. The Premises shall mean the areas shown on pages 1 and 2 of Exhibit A to the Lease. The Premises consist of the entire Second (2nd) and Fourth (4th) floors of the Building, which are designated as Suite 200 and Suite 400, respectively.

	2.3	Project:	The Building is part of an office project known as “San Rafael Corporate Center”, as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term (Article 2).

	3.1	Length of Term:	Ten (10) years plus any partial calendar month(s) at the beginning of the Term.

	3.2	Lease and Rent Commencement Date:	April 15, 2012 for Suite 400 April 15, 2013 for Suite 200

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]

	3.3	Lease Expiration Date:	April 14, 2022.

	3.4	Options to Extend	Two (2) options to extend, each for a five (5) year period.

4.	Base Rent (Article 3):

	4.1	Amount Due:

Period	Leased Area sf	Monthly Base Rent	Annualized Base Rent
Beneficial Occupancy to Lease and Rent Commencement Date		Direct Expenses Only
April 15, 2012 through April 14, 2013	18,512	$58,497.92	$701,975.04
April 15, 2013 through April 14, 2014	37,023	$121,065.21	$1,452,782.52
April 15, 2014 through April 14, 2015	37,023	$125,137.74	$1,501,652.88
April 15, 2015 through April 14, 2016	37,023	$129,580.50	$1,554,966.00
April 15, 2016 through April 14, 2017	37,023	$134,023.26	$1,608,279.12
April 15, 2017 through April 14, 2018	37,023	$138,836.25	$1,666,085.00
April 15, 2018 through April 14, 2019	37,023	$143,649.24	$1,723,790.88
April 15, 2019 through April 14, 2020	37,023	$148,832.46	$1,785,989.52
April 15, 2020 through April 14, 2021	37,023	$154,015.68	$1,848,188.16
April 15, 2021 through April 14, 2022	37,023	$159,569.13	$1,914,829.56

	4.2	Rent Payment Address:

Payable to the order of SR Corporate Center Phase Two, LLC at either of the following addresses:

Via U.S. Mail

SR Corporate Center Phase Two LLC

P.O. Box 748132

Los Angeles, CA 90074-8132

or

Via Courier

Bank of America

P.O. Box 748132

Ground Level

1000 W. Temple Street

Los Angeles , CA 90012

5.	Base Year (Article 4):		Calendar year 2012.

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6.	Tenant’s Share (Article 4):

51.37% (37,023 rsf/72,076 rsf) of Building Expenses.

11.77% (37,023 rsf/314,497 rsf) of Project Expenses.

Tenant’s Share of Project Expenses is subject to adjustment if the Project rentable square footage increases in accordance with Section 29.33.3 of the Lease.

7.	Permitted Use (Article 5):	General executive and administrative office space, research and development, basic biology, and chemistry lab functions, research and development laboratory use, and development. Additionally Tenant may construct on-site amenities within the Premises including but not limited to a fitness center and cafeteria. All use and interior improvements shall be subject to the current zoning and development agreement, or as modified in the future, governing San Rafael Corporate Center as issued by the City of San Rafael.

8.	Letter of Credit (Article 21):	Four Million Seven Hundred Twenty-Six Thousand Dollars ($4,726,000.00), subject to reduction as provided in Article 21. This single Letter of Credit is the same Letter of Credit which Tenant is required to deliver to Landlord under the terms of that certain Lease between Landlord and Tenant for premises at 770 Lindaro Street, San Rafael, California.

9.	Parking Pass Ratio (Article 28):	Three and Three Tenths (3.3) unreserved, non-exclusive and unlabeled parking passes for every 1,000 rentable square feet of the Premises.

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10.	Address of Tenant (Section 29.18):	Bio Marin Pharmaceutical Inc. 105 Digital Drive Novato, CA 94949 Attention: General Counsel (Prior to Lease Commencement Date)

With a required copy to the CFO at the same address.

	and	BioMarin Pharmaceutical Inc. 770 Lindaro Street San Rafael, CA 94901 Attention: General Counsel (After Lease Commencement Date)

With a required copy to the CFO at the same address.

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Cassidy Turley/BT Commercial (Landlord’s Broker) Colliers International (Tenant’s Broker)]

13.	Tenant Improvement Allowance
	(Section 2 of Exhibit B):	$2,221,380.00

[SAN RAFAEL CORPORATE CENTER]
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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises which are to be constructed by Tenant and are set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and the Premises have approximately the number of rentable square feet as set forth in Section 2.2 of the Summary, which shall not be re-measured except as a result of a change in the physical size of the Premises. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, except as specifically set forth in this Lease and the Tenant Work Letter.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”) located in San Rafael, California. The Building is part of an office project known as “The San Rafael Corporate Center” which contains other office buildings and a parking structure (the “Adjacent Buildings”), as shown on the Site Plan attached hereto as Exhibit A-1. The term “Project,” as used in this Lease, shall mean (i) the Building, the Adjacent Buildings, and the “Common Areas,” as that term is defined in Section 1.1.3, (ii) the land (which is improved with landscaping, surface parking facilities and other improvements) upon which the Building, the Adjacent Buildings, and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 29.33.

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, such as balconies abutting tenants’ premises, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas”. The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated as such by Landlord. “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other first-class, mid-rise office buildings (including the office buildings constructed adjacent to the Project as “Phase I” of The San Rafael Corporate Center, hereafter referred to as “Phase I”) in the Marin County, California area, which are comparable in terms of size, quality of construction, appearance, and services and amenities (the “Comparable Buildings”).

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and shall not be subject to remeasurement or modification.

1.3 Right of First Offer. Throughout the Lease Term, the Original Tenant and any Affiliate shall have a continuing right of first offer with respect to (i) any available contiguous space in excess of 10,000 rentable square feet located within the 750 Lindaro Street and 781 Lincoln Avenue buildings (collectively, the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of (a) the existing lease of the First Offer Space, including any renewal of such lease, but only if such renewal is pursuant to the original lease or an amendment to lease which is dated prior to the date of the Lease, and not any later amendment or a new lease, and (b) all rights of first offer, first refusal, expansion or other similar rights with respect to the applicable First Offer Space granted to existing tenants prior to the date of this Lease which are listed on Exhibit G attached hereto (the “Senior Holders”).

1.3.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) when and if any First Offer Space becomes available for lease to third parties, provided that any First Offer Notice shall be expressly subject to the rights granted to existing Senior Holders. Landlord shall give Tenant such First Offer Notice no more than eighteen (18) months and no less than three (3) months before the anticipated delivery date of the First Offer Space; provided, however, Landlord may provide Tenant with less than three (3) months prior notice, but in no event less than thirty (30) days’ notice, if Landlord unexpectedly comes into possession of any particular First Offer Space. Pursuant to such First Offer Notice, Landlord shall offer to lease the First Offer Space to Tenant. The First Offer Notice shall describe the space so offered to Tenant and when it is available and shall set forth the market rate rent “First Offer Rent,” as that term is defined in Section 1.3.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

[SAN RAFAEL CORPORATE CENTER]
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1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within ten (10) business days following delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the space described in the First Offer Notice on the terms contained in such notice. Notwithstanding any provision to the contrary contained herein, Tenant’s election to exercise its right of first offer may be undone to the extent any existing Senior Holder as of the date of this Lease exercises its rights prior to the date upon which the amendment with respect to the First Offer Space is executed pursuant to the terms of Section 1.3.5 below. If Tenant does not notify Landlord within the ten (10) business day period set forth above, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant in a First Offer Notice, and Tenant may not elect to lease only a portion thereof. The term of the Lease for the First Offer Space shall be coterminous with the Term for the Premises and Tenant’s Share shall be adjusted to reflect the addition of the First Offer Space.

1.3.3 First Offer Space Rent. The “Rent,” as that term is defined in Section 4.1 of this Lease, payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be the market rate rent as determined by Landlord.

1.3.4 Construction In First Offer Space. Tenant shall take the First Offer Space in its “as is” condition (except as otherwise provided in the First Offer Notice), and in no event shall Landlord be obligated to demolish or otherwise remove any one (1) hour rated corridors located in the First Offer Space or the Premises or any entry/exit doors leading to such corridors, and the elevator lobbies located within the Premises and the First Offer Space shall remain in their currently-existing “as-is” condition. Notwithstanding the foregoing, Landlord shall provide Tenant with a one-time tenant improvement allowance for the applicable First Offer Space (the “First Offer Space Allowance”) in an amount determined in conjunction with the First Offer Rent determination by Landlord, as applicable, for the costs relating to the initial design, permitting, consulting and construction of Tenant’s improvements which are permanently affixed to the applicable First Offer Space leased by Tenant (the “First Offer Space Improvements”). The construction of the applicable First Offer Space Improvements and Landlord’s disbursement of the applicable First Offer Space Allowance shall be governed by the applicable terms of a tenant work letter, substantially similar to the procedure stated in Exhibit B attached hereto, to be attached to the amendment to this Lease referenced in Section 1.3.5, below.

1.3.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall as soon as reasonably practicable execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall both commence five (5) days after the date of delivery of the First Offer Space to Tenant with the tenant improvements substantially complete as required by the applicable terms of a tenant work letter substantially similar to that attached as Exhibit B (the “First Offer Commencement Date”) and shall terminate coterminously with the expiration or earlier termination of this Lease

[SAN RAFAEL CORPORATE CENTER]
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(the “First Offer Term”); provided however, to the extent the First Offer Notice is delivered to Tenant after the date which is two (2) years prior to the then-current Lease Expiration Date, the First Offer Notice shall provide for a lease term with respect to the First Offer Space of three (3) full years. If Tenant has exercised any then-applicable “Option to Extend” (as more particularly set forth in Section 2.4 of this Lease) or subsequently exercises the applicable Option to Extend pursuant to the terms of Section 2.4 of this Lease, Tenant’s lease of such First Offer Space shall be coterminous with Tenant’s lease of the rest of the Premises.

1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to the Original Tenant and any Affiliate, and may only be exercised by the Original Tenant and such Affiliate (and not any other assignee, sublessee or transferee of Tenant’s or such Affiliate’s interest in this Lease). Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.5, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary or material non-monetary default under this Lease beyond the applicable notice and cure periods provided in this Lease, or if (i) fifty percent (50%) or more of the Premises are subleased for substantially the remainder of the Term at the time Landlord would otherwise deliver the First Offer Notice, or (ii) Tenant’s interest in this Lease has been assigned to a third party other than an Affiliate as of the date Landlord would deliver the First Offer Notice.

1.4 Right of First Refusal. Through March 31, 2012, Landlord hereby grants to Tenant a one-time right of first refusal (the “Right of First Refusal”), with respect to any available space located in 790 Lindaro (the “Refusal Space”), on the same terms and conditions as the Premises except the tenant improvements shall be prorated based on the remaining lease term and the Base Rent shall be calculated at the same rate as set forth in Section 4.1. After March 31, 2012, Tenant shall have a continuing Right of First Refusal in the 790 Lindaro Building to lease any available space at the then Fair Market Value as determined in accordance with Sections 2.4.2 and 2.4.3 and shall have five (5) business days to respond to Landlord’s Availability Notice. Such Right of First Refusal shall be subordinate to rights with respect to the applicable First Offer Space granted to existing Senior Holders prior to the date of this Lease.

1.4.1 Procedure for Offer. Landlord shall notify Tenant (the “Refusal Notice”) prior to entering into any lease of the Refusal Space with any third party. Pursuant to such Refusal Notice, Landlord shall offer to lease to Tenant the applicable Refusal Space and the Refusal Notice shall describe the Refusal Space and any additional space in the Building or Project to be included with the Refusal Space, the lease term, rent, improvement allowance, security deposit and any other fundamental economic terms and conditions that Landlord deems material upon which Landlord proposes to lease such Refusal Space.

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise its Right Of First Refusal with respect to all of the space described in the Refusal Notice, then within five (5) business days of delivery of the Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the Refusal Space. Tenant shall have no right to elect to lease less than all of the space set forth in the Refusal Notice, or to otherwise modify any aspect of the Refusal Space. If Tenant does not so notify Landlord within such five (5) business day period of Tenant’s exercise of its right of first

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refusal, then Landlord shall be free to negotiate and enter into a lease for the Refusal Space and such additional space with the person or entity which has offered to lease the Refusal Space (the “First Offeror”) on any terms Landlord desires. Before Landlord leases the Refusal Space to a third party, other than the First Offeror, Landlord shall again offer the Refusal Space to Tenant on the terms set forth in a new Refusal Notice and if Tenant does not exercise its right of first refusal within such five (5) business day period, Landlord shall again be free to negotiate and enter into a lease for the Refusal space and any additional space with that offeror on any terms Landlord desires.

1.4.3 New Amendment for Refusal Space. If Tenant timely exercises Tenant’s Right Of First Refusal to lease Refusal Space and any additional space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to lease for such space (the “Refusal Space Amendment”) upon the terms set forth in the Refusal Notice, but otherwise upon the terms of this Lease and this Section 1.4.

1.4.4 Termination of Refusal Right. The rights contained in this Section 1.4 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant or an Affiliate (and not any other assignee, sublessee or transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or its Affiliate, as the case may be, occupies no less than two (2) full floors in the Project. The right to lease Refusal Space as provided in this Section 1.4 may not be exercised if, as of the date of the attempted exercise by Tenant, or as of the scheduled date of delivery of such Refusal Space to Tenant if (i) Tenant is in Default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has previously been in Default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, or (iii) Tenant has previously been in economic Default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term.

1.5 Tenant’s Notice to Landlord to Expand. Provided that Tenant is still entitled to a Right of First Refusal under the terms of Section 1.4, Tenant shall have the right to inquire in writing of Landlord as to what space is available in the Building which Tenant could lease and on what terms and Landlord shall respond to Tenant either at the time of the inquiry or within ten (10) business days’ after Tenant’s inquiry. After Tenant has received Landlord’s response, Tenant shall have the right to give Landlord written notice (the “Expansion Space Notice”) specifying which additional space in the Building (the “Expansion Space”) Tenant desires to lease. If the Expansion Space Notice is received by Landlord on or before March 31, 2012, the Expansion Space shall be added to and become part of the Premises on the same terms and conditions as set forth in the Lease and the parties shall execute an amendment to the Lease documenting the addition of the Expansion Space to the Premises and Tenant’s agreement to take the Expansion Space and commence paying rent on the Expansion Space on the ninetieth (90th) day after Landlord receives the Expansion Space Notice.

1.6 New Lease Form. If at any time Tenant becomes the Tenant of the entire Building, Tenant shall have the option, to be exercised by written notice to Landlord, to require Landlord to amend and restate the Lease, to conform with the net, net, net lease terms as set forth in the 770 Lindaro Building lease to Tenant, by adjusting the economic terms set forth in this Lease to convert from a gross lease to a net, net, net lease structure.

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ARTICLE 2

LEASE TERM

2.1 In General. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof.

2.2 Beneficial Occupancy. Tenant shall have the right to occupy the Premises (or certain portions of the Premises) to conduct its business prior to the Lease Commencement Date, but in no event prior to January 2, 2012, provided that (A) Tenant shall give Landlord at least ten (10) days’ prior notice of any such occupancy of the Premises (or portion thereof), (B) a temporary certificate of occupancy or its equivalent shall have been issued by the appropriate governmental authorities for each such portion to be occupied, and (C) all of the terms and conditions of this Lease shall apply (including, without limitation Tenant’s obligation to deliver a certificate of insurance to Landlord in accordance with the terms of Section 10.4 below), other than Tenant’s obligation to pay “Base Rent,” as that term is defined in Article 3 below. Base Rent shall commence on the applicable Rent Commencement Date. In the event that Tenant commences to conduct its business prior to the applicable Rent Commencement Date, beginning on the date Tenant commences to conduct business, Tenant shall pay Tenant’s Share of Direct Expenses; provided that if Tenant commences to conduct business on only one (1) floor (or portion of such floor), on the date Tenant commences to conduct business thereon, Tenant’s obligation to pay Tenant’s Share of Direct Expenses shall be calculated only with respect to such floor.

2.3 Early Termination Right.

2.3.1 In General. Provided that Tenant is not in Default under this Lease as of the date of Tenant’s delivery of the “Termination Notice,” as that term is defined below, the Original Tenant or an Affiliate Assignee shall have the one-time right to terminate this Lease effective on the last day of the eighty-fourth (84th) full month from the Lease Commencement Date (the “Termination Date”), provided that (i) Landlord receives written notice (the “Termination Notice”) from Tenant on or before the date that is twelve (12) months prior to the Termination Date stating Tenant’s election to terminate this Lease pursuant to the terms and conditions of this Section 2.3.1, and (ii) concurrently with Landlord’s receipt of the Termination Notice, Landlord receives from Tenant the “Termination Fee”, as specified in Section 2.3.2

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below, as consideration for and as a condition precedent to such early termination. Subject to increase in accordance with Section 2.3.2 below, the “Termination Fee” shall be an amount, representing (x) all unamortized leasing commissions and Tenant Improvements (amortized on a straight-line basis over the 120 month term of the Lease with an interest rate of eight percent (8%) per annum, and (y) and an amount equal to the Base Rent which would have been due for the six (6) month period commencing April 15, 2019 and ending October 14, 2019. Provided that Tenant terminates this Lease pursuant to the terms of this Section 2.3.1, this Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Termination Date, except those obligations set forth in this Lease which relate to the term of Tenant’s lease of the Premises and/or that specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease, up to and including the Termination Date.

2.3.2 Termination Fee. For purposes of this Lease, the “Termination Fee” shall mean the sum of Seven Million Four Hundred Thirty-Four Thousand Six Hundred Sixty-Five and 27/100 Dollars ($7,434,665.27). Subject to increase as provided in the next sentence, the Termination Fee is the total fee which Tenant would be required to pay to Landlord to terminate this Lease and that certain Lease with Landlord for the premises at 770 Lindaro Street, San Rafael, California which Tenant leases from Landlord. If Tenant leases any Expansion Space, Refusal Space or First Offer Space, then the Lease amendment adding such additional space shall specify the amount of the amended Termination Fee which shall be increased by the unamortized amount (with the amortization being over the term of the lease of the additional space), calculated as of the Termination Date with interest at the rate of eight percent (8%) per annum, of all “Expansion Concessions” (defined below) plus a fee equal to the Base Rent, if any, which would have been due on the Expansion Space for the six (6) month period commencing April 15, 2019 and ending September 30, 2019. As used herein, “Expansion Concessions” shall mean all reasonable costs incurred by Landlord in connection with any additional space leased by Tenant in accordance with the terms of the lease thereof, including without limitation, costs associated with the design and construction of the tenant improvements, allowances, leasing commissions and other financial incentives paid or provided by Landlord in connection with any such additional space.

2.3.3 Other Terms. Upon Tenant’s delivery of a Termination Notice (if applicable), Tenant’s rights under Sections_1.3 and 1.4 shall thereafter be void and of no further force or effect. The rights granted in this Section 2.3 shall be personal to the Original Tenant or an Affiliate Assignee and may not be exercised by any other Transferee. In the event the Tenant delivers the Termination Notice to Landlord under this Lease, Tenant shall also be required to contemporaneously deliver a termination notice in accordance with the provisions of Tenant’s lease with Landlord for the premises Tenant leases from Landlord at 770 Lindaro Street, San Rafael, California.

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2.4 Options to Extend.

2.4.1 Tenant shall have the right to extend the Lease Term (each an “Option to Extend”) for two (2) five-year periods (each an “Extended Term”), provided Tenant is not in Default at the time of exercise and at the time the Extended Term commences of any of the terms, covenants and conditions of the Lease and has provided Landlord with written notice of its intention to extend the Lease not later than twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the Lease Term. The right to extend for the second Extended Term shall be of no force or effect if the Option to Extend for the first Extended Term has not been validly exercised. The Base Rent during each Extended Term shall be the fair market rent (defined below) for the Premises. Within thirty (30) days of Tenant’s exercise of the Option to Extend, Landlord shall notify Tenant in writing of Landlord’s determination of fair market rent and the Base Rent proposed during the applicable Extended Term. The Base Year for the applicable Extended Term shall be changed to the calendar year during which the applicable Extended Term commences (or the following calendar year if the Extended Term commences in the last quarter of a calendar year), and fair market rent shall take that change into account. If Tenant does not agree with Landlord’s proposal, Tenant shall so notify Landlord in writing within thirty (30) days after receipt of the proposal from Landlord. In the event that Landlord and Tenant are unable to agree in writing upon fair market rent within fifteen (15) days after Tenant shall have notified Landlord in writing that Tenant disagrees with such determination, then within five (5) days after the expiration of such 15-day period, the parties shall deliver to each other concurrently at a mutually agreeable place and time their respective final written estimates of fair market rent (including applicable annual increases). If each party’s estimate of fair market rent is the same, then the fair market rent shall equal such estimate. If both parties’ final estimates of fair market rent are within a ten percent (10%) range of the higher final estimate, then fair market rent shall equal the average of the two (2) final estimates. In every other case, fair market rent, based on the two (2) final estimates, shall be determined by arbitration as provided below in Section 2.4.2.

Should the determination of fair market rent not be completed or agreed upon prior to the commencement of an Extended Term, Tenant shall, commencing on the first (1st) day of the applicable Extended Term, and continuing until the fair market rent is determined under Section 2.4.2, pay as Base Rent commencing on the first (1st) day of the applicable Extended Term, an amount equal to Landlord’s final determination of the fair market rent. If after the fair market rent is determined under Section 2.4.2, the fair market rent is less than the amount of Base Rent previously paid by Tenant for the Premises for the applicable Extended Term, Landlord shall pay the difference to Tenant within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Base Rent by Tenant at the rate of six percent (6%) per annum; and, if after determination of fair market rent, the fair market rent is more than the amount of Base Rent previously paid Tenant for the Premises for the applicable Extended Term, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Base Rent by Tenant at the rate of six percent (6%) per annum.

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2.4.2 Whenever under this Section 2.4 the determination of fair market rent is to be made by arbitration, such arbitration shall be conducted and determined in the City of San Francisco, solely in accordance with the provisions of this Section 2.4.2. Within fifteen (15) days after the parties have exchanged their estimates of fair market rent under Section 2.4.1, the parties shall attempt to agree upon a mutually-acceptable arbitrator meeting the criteria set forth below to determine fair market rent hereunder. If the parties are unable to agree on an arbitrator within such fifteen (15) day period, then either party, on behalf of both, may request appointment of such arbitrator by the then head official of the San Francisco office of the American Arbitration Association, and neither party shall raise any objections as to the appointment made by such official or as to such official’s full power and jurisdiction to entertain the application for and make the appointment. The arbitrator shall be a member of the Appraisal Institute (or its successor organization) with a then current senior designation of MAI (or then comparable designation) currently certified under the continuing education program, shall have at least ten (10) years’ experience in appraising major Class A commercial office buildings in the area from the Central San Rafael exit off Highway 101 and south or southern Marin County, California (“Comparable Buildings”), and shall not then be engaged or have been engaged by either Landlord or Tenant within the five (5) year period preceding their appointment hereunder. The arbitrator shall determine which of the two estimates submitted by the parties pursuant to Section 2.4.1 is closest to the correct result in the arbitrator’s opinion. The arbitrator shall have no power to select an alternative position or a decision different from that proposed by either party. The decision of the arbitrator shall be final and binding upon the parties, absent fraud or gross error. Upon failure, refusal or inability of an arbitrator to act, his or her successor shall be appointed in the same manner as provided for the original appointment. The party whose position is not chosen by the arbitrator shall bear the fees and expenses of the arbitrator. The attorneys’ fees and expenses of counsel and consultants to the respective parties shall be paid by the respective party engaging such counsel or consultant. The arbitrator shall render his or her decision in writing, with counterpart copies to each party, within thirty (30) days after his or her appointment. The arbitrator shall have no power to modify the provisions of this Lease. Landlord and Tenant agree to execute and deliver to each other a supplement to this Lease confirming the new Base Rent as determined by the method described in this Section 2.4.

2.4.3 For purposes of this Lease, “fair market rent” means the rent at which a landlord, under no compulsion to lease, would rent the Premises for the applicable Extended Term and a tenant, under no compulsion to lease, would rent the Premises for the applicable Extended Term. Fair market rent shall mean and refer to the rent being charged by Landlord and other landlords at the time of exercise of the Option to Extend for non-renewal, non-expansion, then current, comparable non-sublease, non-encumbered, non-equity space in the Building and Comparable Buildings. Fair market rent shall not necessarily be a monthly rent fixed during the applicable Extended Term, but may be subject to periodic adjustment. For purposes of determining fair market rent under this Lease, the following factors shall be taken into account: (i) that the Premises are then in their “as is, where is” condition as improved with any alterations thereto made by or on behalf of Tenant in their then condition, (ii) that Tenant could immediately occupy the Premises in such condition for the use as permitted by the terms and conditions of this Lease, and (iii) the Base Year for the space to which the fair market rent is to apply. In addition, (A) the determination of fair market rent shall exclude “down time” for releasing the Premises and during the period Landlord and Tenant are negotiating the fair market rent only the amount of an “in-house” brokerage commission on renewal shall be taken into

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account; (B) the determination of fair market rent shall take into account the then unamortized value of Building standard alterations to the Premises paid for by Tenant but shall exclude any value attributable to above Building standard alterations in the Premises paid for by Tenant; and (C) the fair market rent shall include appropriate annual increases. In the event that the fair market rent is to be determined by arbitration in accordance with this Section 2.4, notwithstanding anything to the contrary contained in the preceding sentence, the arbitrator shall take into account all factors which an experienced arbitrator familiar with the Comparable Buildings would customarily take into account in determining the amount of fair market rent.

2.4.4 Tenant’s right to extend the Lease Term for an Extended Term is personal to the named Tenant and/or Affiliate Assignee under this Lease, and shall not inure to the benefit of any other assignee or subtenant. The Option to Extend shall be void and of no further effect if at any time the named Tenant or an Affiliate Assignee under this Lease (i) assigns this Lease or (ii) subleases more than fifty percent (50%) of the rentable square feet of the Premises for substantially the remainder of the Term.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the address set forth in Section 4.2 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. If there is a delay in Landlord’s delivery of possession of the Premises to Tenant which causes the Lease Commencement Date to be delayed, as provided for in Section 2.1 of the Lease, then Rent Commencement Date shall be moved to the revised Lease Commencement Date.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below;

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provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord pursuant to the terms of this Lease in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the

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Project; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or any instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized with interest over its useful life determined in accordance with generally accepted accounting principles, or (E) that relate to the safety or security of the Project, its occupant and visitors, and are deemed advisable in the reasonable judgment of Landlord; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In no event shall Landlord be entitled to recoup more than one hundred percent (100%) of Operating Expenses actually incurred.

Operating Expenses shall not include: (a) the cost capital items (except as set forth above); (b) depreciation; ( c) interest (except as provided above for the amortization of capital improvements); (d) rental on any ground or underlying lease or points, fees and principal payments of mortgage and other non-operating debts of Landlord or other costs incurred in connection therewith, including penalties and charges incurred as a result of Landlord’s late payment; (e) costs in connection with leasing space in the Building, including tenant improvements, brokerage commissions, legal fees and advertising or promotions; (f) market concessions granted to specific tenants; (g) costs incurred in connection with the sale, financing or refinancing of the Building; (h) Taxes (defined in Section 4.2.5); any fines, interest and

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penalties incurred due to the late payment thereof; (i) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (j) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (k) costs incurred by Landlord for structural repairs, or building construction defects, or costs which are covered by and reimbursable under any contractor, manufacturer or supplier warranty; (l) costs arising from the adjudicated negligence of Landlord or its agents; (m) costs or expenses incurred due to adjudicated violations by Landlord of any laws, rules, regulations, or ordinances applicable to the Property; (n) reserves for future expenditures that would be incurred subsequent to the current accounting year; (o) the initial cost of the installation or construction of any parking areas; (p) costs of art and sculptures except as typical of comparable buildings in Marin County; (q) legal fees, advertising, and marketing expenses and other such costs incurred in connection with the development, marketing, or leasing of the Project (r) costs or expenses for correcting defects in the design or construction of the Project; (s) costs or expenses incurred that are subject to reimbursement by tenants (including, without limitation, Tenant) or third parties (including, without limitation, insurers); (t) expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease; (u) costs incurred in negotiating, amending, administering or terminating leases, any brokerage commissions, or construction or planning expenses; (v) overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Building, the Project and/or Premises, to the extent only that the costs of such services exceed competitive costs for such services were they not so rendered by a subsidiary or affiliate; provided, however, that the property management fee charged by Landlord or an affiliate of Landlord shall not be in excess of the rates then customarily charged for building management for buildings of like class and character; (w) costs incurred to test, survey, cleanup, contain abate, remove, or otherwise remedy Hazardous or Toxic Material (as defined in Section 5.3) at the Property, other materials and in quantities commonly found in office environments; or (x) costs or expenses of leasing any item if the purchase price of such item is not properly chargeable as an Operating Expense.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by

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Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days of demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

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4.2.6 “Tenant’s Share” shall mean the percentages set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Buildings and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year (and no later than the following May 1st), a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4, provided that failure to furnish the Statement for more than twenty-four (24) months following the date it should have been delivered shall be deemed Landlord’s waiver if its right to demand any Excess. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the

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“Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” (which shall mean the cost of the tenant improvements does not exceed sixty dollars ($60.00) per rentable square foot) in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

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4.6 Landlord’s Books and Records. Within one (1) year after receipt of a Statement by Tenant, but not more frequently than one (1) time per year, if Tenant disputes the amount of Additional Rent set forth in the Statement, either an employee of Tenant, or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, may, after ten (10) days’ notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s local offices, provided that Tenant is not then in Default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one (1) year of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Landlord hereby covenants to take, at its sole cost and expense, all actions necessary to ensure that the Permitted Use under this Lease is permitted under the applicable laws of the City of San Rafael, including, without limitation, an amendment of any development agreement or use permit currently in place for the Project (collectively, the “San Rafael Zoning”).

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, (a) use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (iv) retail uses; or (v) communications firms such as radio and/or television stations, and (b) use of the Premises for retail banking operations, which shall include depository operations, issuance and sales of certificates of deposit, or establishing and maintaining money market and savings accounts and

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other deposit-based accounts and investments. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Hazardous or Toxic Material. Except as otherwise provided in this Lease, Tenant shall not cause or knowingly permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a “hazardous or toxic material,” as that term is hereafter defined. “Hazardous or toxic material” shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing or anything else in this Lease to the contrary, Tenant shall have the right to use in the Premises and at the Property the following hazardous or toxic materials (“Permitted Hazardous Materials”) so long as such materials are used in compliance with all applicable laws, ordinances and regulations and in reasonable amounts required for Tenant’s normal and customary business operations as part of the Permitted Use: (i) hazardous or toxic materials that are customarily present in a general office use (e.g., copying machine chemicals, printer toner, cleaning supplies, standard batteries and other similar items); (ii) nitrogen, compressed air and other hazardous materials customarily used in a laboratory of the type Tenant intends to operate. Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable for any cost or expense related to testing, removal, transportation, storage, cleaning, abatement or remediation of hazardous or toxic materials (including, without limitation, hazardous or toxic materials in the ground water or soil): (X) located outside the Premises, except to the extent caused by any act or negligent omission of Tenant or its agents, employees and contractors, and (Y) existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant, and (Z) that migrates on or under the Premises from and after the date Landlord tenders possession of the Premises to Tenant except to the extent such migration is due to any act of Tenant or Tenant’s agents, employees or contractors. To Landlord’s actual knowledge, there are no hazardous materials at the Building in violation of environmental laws. For purposes of this Section, “Landlord’s actual knowledge”

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shall be deemed to mean and limited to the current actual knowledge of Willis K. Polite Jr. and the property manager for the Building at the time of execution of this Lease, whom Landlord represents and warrants to Tenant are the persons most likely to have the knowledge described, and not any implied, imputed, or constructive knowledge of said individuals or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individuals shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other nationally recognized holidays (collectively, the “Holidays”).

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal one hundred twenty (120) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas and in the Premises, provided that it shall be Tenant’s responsibility at its expense and as part of the Tenant Improvements described in Exhibit B attached to distribute the city water within the Premises from the point to which the city water service line is stubbed on the floor of the Building in which the Premises are located.

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6.1.4 Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Notwithstanding anything to the contrary in the preceding sentence, Landlord shall have no obligation to provide janitorial services in any portion of the Premises which is used for laboratory purposes. Tenant shall be required to keep such areas in good and clean condition and dispose of any hazardous or toxic materials, including biohazard waste in accordance with applicable law and not in the Building trash receptacles.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays.

6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord, at no charge.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements not inconsistent with the terms of this Lease that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Overstandard Tenant Use. Except as otherwise approved pursuant to the Tenant Work Letter attached as Exhibit B, Tenant shall not, without Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to

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use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish, which shall be at Landlord’s actual cost without mark-up, which as of the date of this Lease is $55.00 per hour.

6.3 Interruption of Use. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding anything to the contrary in this Lease, if Tenant’s use or occupancy of the Premises is substantially impaired thereby for a period of more than five (5) consecutive days, Base Rent and Additional Rent payable by Tenant shall abate until such substantial impairment ceases. Furthermore, Landlord shall not be liable under any circumstances (other than the gross negligence or willful misconduct of Landlord or its employees, agents or contractors) for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

ARTICLE 7

REPAIRS

7.1 Landlord shall maintain in good condition and operating order and keep in good repair and condition the Common Areas and all structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, landscaping, stairwells, elevator cabs, restrooms (not in the Premises) installed as part of the Building, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”), and the base building mechanical, electrical, life safety, plumbing, vertical transportation system, sprinkler systems and the heating, ventilating and air conditioning (“HVAC”) systems (exclusive of any supplemental HVAC equipment servicing only the Premises (collectively, the “Building Systems”).

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7.2 Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Following completion of the Tenant Improvements in accordance with the terms of the Tenant Work Letter attached to this Lease as Exhibit B, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request (given concurrently with Landlord’s consent to installation of the subject Alterations), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and the requirement

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that all Alterations conform in terms of quality to the building’s standards established by Landlord. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Rafael, all in conformance with Landlord’s reasonable construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Marin in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office (A) a reproducible print copy, and (B) an electronic CAD file, of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Based upon such “as built” drawings and other documents provided by Tenant, Landlord shall, at Tenant’s expense, update Landlord’s “As-Built Floor Master Plans,” including updated vellums and electronic CAD files. As used in this Lease, the “As-Built Floor Master Plans” means (i) the “Architectural Partition Plan,” and (ii) the following engineered plans: (a) “Lighting Plan,” (b) “Power Plan,” (c) “Mechanical Plan,” (d) “Plumbing Plan,” (e) “Fire Sprinkler Plan, and (f) “Fire/Life Safety Plan.” The current version of such As-Built Floor Master Plans, which may be modified by Landlord from time-to-time, shall be made available to Tenant upon Tenant’s request, at Landlord’s expense.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord two (2) percent of the hard costs of such work, subject to a ceiling of $1.50 per square foot, to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance, or comparable, in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed

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that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, in any instance where the projected cost of the proposed Alterations is in excess of $50,000.

8.5 Landlord’s Property. All Alterations which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant given concurrently with giving Landlord’s consent, require Tenant, at Tenant’s expense, to remove at the end of the Term any Alterations which in Landlord’s reasonable judgment are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements: laboratory improvements, any exercise facility, and any cafeteria (collectively referred to as “Required Removables”), and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, and removal or financing of any such Alterations in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Tenant’s removal obligations with respect to the Tenant Improvements are set forth in the Tenant Work Letter.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other

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remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any violation of any of the requirements, ordinances, statutes, regulations or other laws, including, without limitation, any environmental laws, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord or any of the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

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10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord’s lender, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing

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with any insurance requirement of Tenant; and (v) be in form and content reasonably acceptable to Landlord. In the event that any insurance required of Tenant under the Lease is cancelled or modified, then, within three (3) business days’ of Tenant’s receipt of notice of cancellation or modification, Tenant shall give Landlord notice of such cancellation or modification. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lenders, if any.

10.7 Landlord’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called “Special form Causes of Loss property insurance on the Building at replacement cost value, as reasonably estimated by Landlord.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. Within ninety (90) days of such casualty Landlord shall give to Tenant a notice estimating the date upon which the Landlord’s repair shall be complete (the “Landlord Repair Notice”). The ninety (90) day notice period in the preceding sentence may be extended by Landlord for an additional thirty (30) days if by the end of the ninety (90) day notice period Landlord has not received the information required to issue the Landlord Repair Notice and so notifies Tenant. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be

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to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage, provided Tenant has been given satisfactory evidence of their costs. In the event that Landlord does not deliver the Landlord Repair Notice within one hundred twenty (120) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or wilful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Termination Options. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within thirty (30) days after the date of the Landlord Repair Notice, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within ninety (90) days after the

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date of the Landlord Repair Notice (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (unless Landlord has failed to maintain the policies required by this Lease); or (iv) the damage occurs during the last twelve (12) months of the Lease Term.

Notwithstanding the terms of Section 11.1 of this Lease, Tenant may terminate this Lease, by notifying Landlord in writing of such termination within thirty (30) days after the date of Landlord’s notice required in the preceding paragraph, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (iv) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one (1) year after the date of the Landlord Repair Notice (when such repairs are made without the payment of overtime or other premiums); or (v) the damage occurs during the last twelve (12) months of the Lease Term. In addition, Tenant may terminate the Lease by giving written notice to Landlord if Landlord shall have failed to complete the restoration as required above within ninety (90) days following the estimated restoration date set forth in the Landlord Repair Notice.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after

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the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or

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enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard form of consent document in connection with the consent of Landlord to a Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer for which consent is required made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a Default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, which shall not exceed $10,000.00, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

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14.2.4 The Transfer occurs during the period from the Lease Commencement Date until the earlier of (i) one (1) year after Tenant’s occupancy of at least 130,000 rentable square feet in the Project or March 1, 2014, or (ii) the date at least ninety-five percent (95%) of the rentable square feet of the Project is leased, and the rent charged by Tenant to such Transferee during the term of such Transfer (the “Transferee’s Rent”), is less than ninety-five percent (95%) of the starting rent being obtained by landlords of comparable space in Comparable Buildings within the twelve (12) months prior to the time of such Transfer for a comparable term (the “Quoted Rent”). In the event there are comparable space lease transactions within the six (6) months prior to such Transfer, those transactions shall be considered first;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8 At the time of the proposed Transfer, Landlord has comparable space available for lease in the Project and either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice. For the purposed of this Section 14.2.8, the term “comparable space” means space that is substantially the same size, which has or will have the same quality of finish and which is or will be of the same type (office, lab, etc.) as the Subject Space.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this

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Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any free base rent reasonably provided to the Transferee, (ii) any brokerage commissions, (iii) legal fees, (iv) tenant improvement costs required by the Transferee, and (v) any legal or other fees payable to Landlord in connection with the Transfer, all of which shall be amortized on a straight-line basis over the remaining term of the Lease, or sublease, as the case may be. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, any debt relief benefiting Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to

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elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include, except as otherwise described in Section 14.8, (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of twenty-five percent (25%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of twenty-five percent (25%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Event of Default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in Default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by

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Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Lease, neither (i) an assignment to a transferee of all or substantially all of the assets and liabilities of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate (an “Affiliate”) of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer under Article 14 of this Lease, provided that within fifteen (15) days after the effective date of the Transfer, Tenant notifies Landlord of any such assignment or sublease and supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above, and provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish,

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and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (the notification of which may be provided to Tenant either prior to or following the expiration or earlier termination of this Lease), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable for the first sixty (60) days at a monthly rate equal to 150% of the Rent applicable during the last rental period of the Lease Term under this Lease, and thereafter at a monthly rate equal to 200% of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the terms of Section 8.5, above, to remove any Alterations or Above Building Standard Tenant Improvements located within the Premises and replace the same with Building Standard Tenant Improvements. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any

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prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, upon delivery of an executed confidentiality agreement reasonably satisfactory to Tenant, which excludes any information which is generally available to the public, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto, conditioned upon Landlord and Tenant each executing a commercially reasonable form of subordination, non-disturbance and attornment agreement. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (including without limitation, any liability for the previous Landlord’s acts or omissions, any rent prepaid to the previous Landlord more than thirty (30) days in advance of the due date thereof, or any modifications to the Lease made without the consent of the Building’s mortgagee or ground lessor (as applicable), to the extent such consent was required under the applicable mortgage or ground lease), to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Conditioned upon Landlord and Tenant each executing, or having executed, a commercially reasonable form of subordination, non-disturbance and attornment agreement. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

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ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” of this Lease by Tenant (and in each instance Tenant shall be “in Default”):

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, and notifies Landlord in writing each month of the status of the cure and the estimated time when the cure will be completed; or

19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment of all or a substantial portion of the Premises by Tenant; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17, 18 or 21 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.6 An Event of Default under the terms of that certain Lease between Landlord and Tenant for premises at 770 Lindaro Street, San Rafael, California.

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The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment

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and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

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ARTICLE 21

LETTER OF CREDIT

21.1 Letter of Credit. Concurrently with the full execution and delivery of this Lease and that certain Lease to Tenant for premises at 770 Lindaro Street, San Rafael, California (the “770 Lindaro Lease”), Tenant shall deliver to Landlord an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), which L-C shall be in the form required under this Article 21 and shall be issued by Wells Fargo Bank or other money-center bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (the “Bank”), with a short term Fitch Rating currency rating which is not less than “F2”, and a long term Fitch Rating currency rating which is not less than “BBB+” (an “Approved Bank”). The L-C shall be held by Landlord as security for the full and faithful performance by Tenant of all of the provisions of this Lease and the 770 Lindaro Lease. This Lease and the 770 Lindaro Lease each provide that that an Event of Default under either lease is an Event of Default under the other lease. In no event may an L-C be provided by JPMorgan Chase Bank, Bank One, or any affiliate of either. The L-C shall be in a form and content substantially similar to the L-C as set forth in Exhibit F, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal, substitution, replacement or extension, for the period from the Lease Commencement Date and continuing until the date (the “L-C Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term (as the same may be extended, and subject to the terms of Section 21.6, below), and Tenant shall deliver a new L-C or certificate of renewal, substitution, replacement or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord at Landlord’s expense to its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the “International Standby Practices” (ISP 98) International Chamber of Commerce (Publication No. 590). Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (1) such amount is then due and owing to Landlord under the terms of this Lease or the 770 Lindaro Lease, Landlord has provided any notice to Tenant required under the terms of this Lease or the 770 Lindaro Lease, and any grace or cure period applicable to the payment of such amount has expired under this Lease or the 770 Lindaro Lease, or (2) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date. The L-C will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C.

21.2 Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord on the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten

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(10) days after receipt of Landlord’s notice that Landlord has drawn upon the L-C, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall constitute an incurable Event of Default by Tenant under Section 19.1.3, if not cured within the Section 19.1.3 two (2) business day period following a notice given pursuant to Section 19.1.3. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the LC Expiration Date, Landlord will accept a renewal, replacement or substitution thereof or therefor (such renewal, replacement or substitution letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the previously existing L-C), and shall be substantially in the form attached hereto as Exhibit F and otherwise comply with the terms of this Article 21. However, if the L-C is not timely renewed or replaced in accordance with the terms hereof, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any unpaid Rent payable by Tenant under this Lease or the 770 Lindaro Lease and/or to pay for all losses and damages that Landlord has suffered or is awarded at law. Any unused proceeds shall be held as a security deposit and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease or the 770 Lindaro Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or awarded to Landlord at law) as a result of any breach or default by Tenant under this Lease or the 770 Lindaro Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease or the 770 Lindaro Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.3 Landlord’s Right to Draw Upon L-C. If an Event of Default after the expiration of any applicable notice and cure period, shall have occurred and be continuing under any provision of this Lease or the 770 Lindaro Lease, Landlord may, but without obligation to do so, and without any additional notice to Tenant, draw upon the L-C, in part or in whole, to cure any such breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or awarded at law. Landlord shall likewise have the right to draw upon the entire amount of the L-C in the event Tenant fails to renew the same as required by the terms of Section 21.1, above. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or the 770 Lindaro Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute

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exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease or the 770 Lindaro Lease, shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, none of Tenant, any trustee, or Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Transfer of L-C by Landlord. The L-C shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, if and only if such transfer is a part of the assignment by Landlord of its rights and interests in and to this Lease or the 770 Lindaro Lease, in each case subject to the terms and conditions of this Lease or the 770 Lindaro Lease. In the event of a transfer of Landlord’s interest in the Building or the building at 770 Lindaro Street, San Rafael, California, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, upon the transferee accepting and assuming Landlord’s obligations under this Lease or the 770 Lindaro Lease, including this Article 21, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions of this Lease or the 770 Lindaro Lease shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord who shall be deemed the Landlord for all purposes under this Lease or the 770 Lindaro Lease. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer or change in the beneficiary, and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.5 L-C Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal, substitution or replacement thereof or therefore or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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21.6 Reduction of L-C Amount. The amount of the letter of credit, which the parties acknowledge shall be in the initial amount of $4,726,000.00, shall be reduced during the Lease Term as follows:

Reduction Date	New L-C Amount

January 30, 2013	$3,545,000

January 30, 2014	$2,365,000

January 30, 2015	$1,180,000

January 30, 2016	$650,000

The amount of the letter of credit shall additionally be reduced on a proportionate basis in the event of any permanent recapture of any portion of the Premises by Landlord pursuant to the terms of Section 14.4, above. Notwithstanding anything to the contrary in this Section 21.6, the amount of the letter of credit shall only decrease as set forth above if, as of the applicable Reduction Date, Tenant is not in default under this Lease and the 770 Lindaro Lease (beyond any applicable notice and cure periods set forth in this Lease and the 770 Lindaro Lease). In the event Tenant does not satisfy the foregoing condition as of a particular Reduction Date, the L-C shall not be reduced as of such Reduction Date but if Tenant satisfies the LC Reduction Conditions as of the succeeding Reduction Date, the L-C shall be decreased to the corresponding “New L-C Amount” set forth above for such succeeding Reduction Date notwithstanding that the prior L-C reduction did not occur (but no reduction prior to such succeeding Reduction Date shall be permitted). Notwithstanding anything contained herein to the contrary, in no event shall any decrease in the L-C occur pursuant to the terms of this Section 21.6 in the event this Lease or the 770 Lindaro Lease is terminated due to an Event of Default by Tenant. Not more than thirty (30) days prior to each of the applicable reduction dates, Tenant shall deliver Landlord a Notice (the “Reduction Request”) requesting that Landlord provide the bank issuing the L-C notice confirming that the applicable reduction is to occur on the reduction date (the “Reduction Certification”). The Reduction Request shall be accompanied by evidence reasonably acceptable to Landlord that Tenant meets the LC Reduction Conditions. Within five (5) business days after Landlord’s receipt of the Reduction Request, and provided that Tenant meets the LC Reduction Conditions, Landlord shall deliver the Reduction Certification to the bank in the form required by the terms of the L-C.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at Tenant’s sole

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cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Landlord’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except with Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Shared Monument Signage. So long as Tenant occupies at least 25,000 rentable square feet in a specific building, Tenant shall be entitled to shared monument signage at Landlord’s expense. So long as Tenant occupies 25,000 rentable square feet in a specific building, Tenant shall have the right at Tenant’s expense to install and maintain a single strip of identity signage with non-illuminated individual letters on the exterior of the building. The specific location of the exterior identity signage shall be subject to Landlord’s reasonable approval and such signage must be in conformance with the City of San Rafael’s approved SRCC Corporate Center Sign Program and be approved by the City of San Rafael and Landlord.

23.5 Removal of Tenant’s Signage. Upon the expiration or earlier termination of the Lease, or upon the termination of Tenant’s rights to maintain Tenant’s signage on the shared monument sign and/ or the exterior of the building due to Tenant’s failure to meet the minimum occupancy requirements specified in Section 23.4, Tenant shall, at Tenant’s sole cost and expense, cause the Tenant’s signage to be removed from the shared monument sign and/or the exterior of the Building and shall repair any damage caused by such removal. If Tenant fails to timely remove such signage or to repair the areas in which such signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The terms and conditions of this Section 23.5 shall survive the expiration or earlier termination of the Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures

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applicable to its particular use, as opposed to the uses of tenants generally. Landlord shall be responsible for, and shall pay the cost of (which may be reimbursable as Operating Expenses in accordance with Article 4), compliance with all other such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, as a result of Tenant’s particular use, as opposed to the uses of tenants generally, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards applicable to its particular use, as opposed to the uses of tenants generally. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

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26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant’s Defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Provided Landlord use commercially reasonable efforts to minimize interference with Tenant’s use and complies with Tenant’s reasonable requirements that Landlord be accompanied by Tenant’s representative, Landlord reserves the right at all reasonable times and upon 24 hours prior notice to Tenant (except in the case of an emergency, when no prior notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or during the last 12 months of the Term to tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) if permitted or required by terms of this Lease, alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service if requested by Tenant; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

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ARTICLE 28

TENANT PARKING

28.1 Tenant Parking Passes. Tenant shall, commencing on the Lease Commencement Date or Beneficial Occupancy, be entitled to the number of parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the Project parking facility. As of the Lease Commencement Date, Landlord does not impose a charge for the parking passes. If Tenant requests Landlord to provide Tenant with parking passes in excess of the Parking Pass Ratio set forth in Section 9 of the Summary, then, in consideration of Landlord’s granting such request, Landlord reserves the right to require Tenant to pay to Landlord for such additional automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such additional parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease

28.2 Other Terms. Landlord shall take commercially reasonable steps insure that use of the parking areas of the Project are limited to tenants and their employees and invitees. Provided there is no permanent reduction in the number of parking passes allocated to Tenant by this Lease, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes given to and/or rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

28.3 Parking Procedures. The parking passes initially will not be separately identified; however Landlord reserves the right in its sole and absolute discretion to separately identify by signs or other markings the area to which Tenant’s parking passes relate. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the parking facilities servicing the Project. Tenant shall not at any time use more parking passes than the number so allocated to Tenant or park its vehicles or the vehicles of

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others in any portion of the Project parking facility not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space unless otherwise permitted by Landlord in writing or in this Lease. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces, provided, that Tenant shall not be treated less favorably than other tenants of the Project with respect to parking location assignments, if any. With the exception of Tenant’s visitor parking spaces, as provided in Section 28.4 of the 770 Lindaro Lease, there are not “assigned parking” spaces in the Project. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (ii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its reasonable discretion or is required by any law to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

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29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, and the assumption by the transferee of all of Landlord’s obligations under this Lease, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

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29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project. Notwithstanding the preceding provisions of this Section, for so long as Tenant is occupying at least a total of 42,974 square feet in the buildings at 770, 790 and 791 Lindaro Street, San Rafael, California, Landlord shall only lease portions of the Project for medical uses if those medical uses are located in one (1) building in the Project which Tenant is not occupying. In addition, Landlord shall maintain and operate all space in the Project in a manner consistent with other first-class, mid-rise office buildings in the central San Rafael, California area which are Comparable Buildings, and ensure that the tenants in the Project are not of a character or reputation or engaged in a business which would

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be significantly less prestigious occupants of the Project than Tenant. Landlord agrees that up to 50,000 rentable square feet of space in the Project shall be authorized for R & D lab space for Tenant.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by e-mail, if such e-mail is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the e-mail and mailed copy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

SR Corporate Center Phase Two, LLC

c/o Seagate Properties, Inc.

980 Fifth Avenue

San Rafael, California 94901

Attention: Lease Administrator

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With a copy to:

SR Corporate Center Phase Two, LLC

c/o J. P. Morgan Investment Management Inc.

2029 Century Park East

Suite 4150

Los Angeles, California 90067

Attention: Karen M. Wilbrecht

With a copy to (which shall not constitute notice):

Seagate Properties, Inc.

750 Lindaro Street, Suite 145

San Rafael, CA 94901

Attention: Lease Administrator

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT

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LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the commissions due to Brokers pursuant to a separate agreement between Landlord and Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

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29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new floor covering, lighting, and wall coverings in the Building Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions; provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use, and shall give Tenant no less than three (3) business days’ prior notice of any planned power interruption.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an

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acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant. In addition, Landlord reserves the right at any time to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33 Development of the Project.

29.33.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.33.2 The Other Improvements. If portions of the Project (the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.33.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may

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result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.34 Office and Communications Services.

29.34.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.34.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.35 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.36 Access Control Cards. Landlord shall have the right to institute access control systems and/or procedures at the Building and/or Project that may include the provision of personal access control cards to individual employees of Tenant. In such event, any such cards shall be personal to each particular employee, and Tenant shall cooperate with Landlord in order to ensure that such cards are used by employees of Tenant only, and are not transferred to any other persons. Tenant shall additionally comply with any other reasonable requirements instituted by Landlord in connection with such systems or procedures.

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29.37 Wireless Communications.

29.37.1 Landlord’s Wireless Communication Equipment. Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Building or Project, or any portion thereof (“Landlord’s Communication Equipment”).

29.37.2 Tenant’s Wireless Communication Equipment. Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to, in accordance with, and the terms and conditions set forth in Article 8, above, and this Section 29.36, Tenant may install and maintain, at Tenant’s sole cost and expense, wireless communication equipment within the Premises (the “Wireless Communication Equipment”). Such Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises. Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party. Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

29.37.3 Use of Wireless Equipment. Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (i) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other tenant or occupant of the Building or Project which was installed and operating in the Project in compliance with laws prior to the time Tenant installed Tenant’s Wireless Tenant’s Communications Equipment, (ii) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement where such communication equipment was installed and operating in the Project in compliance with laws prior to the time Tenant installed Tenant’s Wireless Tenant’s Communications Equipment, and (iii) shall not be permitted to interfere with Landlord’s Communication Equipment which was installed and operating in the Project in compliance with laws prior to the time Tenant installed Tenant’s Wireless Tenant’s Communications Equipment. Within three (3) days after receipt of notice from Landlord that Tenant is in violation of one or more of the provisions of the preceding sentence, Tenant shall commence steps necessary to eliminate any such interference and diligently prosecute such efforts to completion, but in no event later than five (5) business days after receipt of Landlord’s notice. If after the date of installation of Tenant’s Wireless Communications Equipment Landlord installs Landlord’s Communications Equipment in the Project, then upon notice from Tenant to Landlord that Landlord’s Communications Equipment is believed to be interfering with Tenant’s Wireless Communications Equipment, Landlord shall within a reasonable period of time after receipt of such notice from Tenant eliminate any interference which is caused by Landlord’s Communications Equipment. Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from

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Landlord’s Communication Equipment, the Building, the Project or otherwise. In no event shall any such interfere with Tenant’s Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. In no event shall any of the following equipment or systems which are in place in the Project as of the Lease Commencement Date be deemed to interfere with Tenant’s Wireless Communication Equipment: standard maintenance equipment, mechanical equipment (e.g. HVAC systems), office equipment, computer equipment, telecommunications systems, and other similar equipment, devices, and systems used in connection with the primary businesses operated at the Project from time to time.

[SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:					TENANT:

SR CORPORATE CENTER PHASE TWO, LLC,					BIOMARIN PHARMACEUTICAL INC.,
a Delaware limited liability company					a Delaware corporation

By:	Seagate SR Corporate Center, LLC, a California limited liability company

	By:	Seagate Second Street, LLC,			By:	/s/ G. Eric Davis
		a California limited liability company			Name:	G. Eric Davis
					Its:	Sr. VP, General Counsel
		By:	Seagate Lindaro, LLC, a California limited liability company

			By:	/s/ Willis K. Polite Jr.
Willis K. Polite Jr.
			Its:	Managing Member

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EXHIBIT A

SAN RAFAEL CORPORATE CENTER

[DIAGRAMS OF PREMISES]

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EXHIBIT A-1

SAN RAFAEL CORPORATE CENTER

[SITE PLAN]

EXHIBIT A-1	[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]

EXHIBIT B

SAN RAFAEL CORPORATE CENTER

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises in the 790 Lindaro Building which shall be referred to herein as the “Premises”. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Premises. Upon full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and Tenant shall accept the Premises as of January 2, 2012, in the “as-is” condition existing on the date of this Lease.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $2,221,380 (i.e., $60.00 for each of the rentable square feet of the Premises (37,023 sq. ft.) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises. Such work, as depicted in the Approved Construction Documents is referred to herein as the “Tenant Improvements”. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and “Landlord’s Drawing Contribution,” as that term is defined in Section 2.2.2.1 below, unless otherwise expressly set forth in the Lease or this Tenant Work Letter.

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2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which payment shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $5.00 per rentable square foot of the Premises (“Landlord’s Drawing Contribution”), which shall be deducted from the Tenant Improvement Allowance, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes anywhere in the Base Building or the floor of the Building on which the Premises is located, when such changes are required by the Approved Construction Documents or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Documents or Tenant Improvements required by Code;

2.2.1.6 Sales and use taxes and Title 24 fees;

2.2.1.7 The “Landlord Coordination Fee,” as that term is defined in Section 4.2.6 of this Tenant Work Letter; and

2.2.1.8 All other costs approved by or expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.1.9 Notwithstanding anything to the contrary in this Section 2, all costs for the Landlord Coordination Fee and fees for Tenant’s Agents (as defined in Section 4.1.2 of this Tenant Work Letter) are to be paid from the Tenant Improvement Allowance.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of

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the Tenant Improvements in the Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form G702-1992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AIA form G703-1992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the Tenant Improvement Allowance; (iv) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (v) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (v), above, Landlord shall deliver a check to Tenant made payable to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, up to an aggregate total of ninety percent (90%) of the Tenant Improvement Allowance (the remaining ten percent (10%) of the Tenant Improvement Allowance shall be the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. Notwithstanding anything to the contrary in this Section 2.2.2.1, any payment by Landlord of the Tenant Improvement Allowance requested by Tenant shall be reduced to account for Tenant’s obligation to pay Tenant’s percentage share of the Over-Allowance Amount in accordance with the procedure specified in Section 4.3.1 below.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord all of the items outlined in the “Close-out Requirement” document included in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards (collectively, the “Final Close-Out Package”), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of Section 8.5 of this Lease. Tenant shall have no claim to any Tenant Improvement Allowance not expended by Tenant within two (2) years after the Lease Commencement Date and any such sums shall be the sole property of Landlord.

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2.3 Construction Rules. Landlord has established construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Premises in the form attached hereto as Schedule 2 (the “Construction Rules”).

SECTION 3

CONSTRUCTION DOCUMENTS

3.1 Selection of Architect/Space Planner/Construction Documents. Tenant shall retain a licensed, competent, reputable architect/space planner experienced in office space design (the “Architect/Space Planner”) to prepare the Construction Documents. Tenant shall retain one or more of Landlord’s approved engineering consultants listed in the attached Schedule 1(the “Engineers”) to prepare all plans and engineering Construction Documents relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with Landlord’s reasonable drawing format and specifications. Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Documents. Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2 Final Space Plan. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural Construction Documents or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is satisfactory, incomplete or unsatisfactory because it would result in improvements which are of inferior quality, or are not in compliance with applicable law or would not be compatible with the Building’s systems. If Tenant is advised that it is unsatisfactory or incomplete in any respect, Tenant shall promptly cause the final Space Plan to

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be revised to correct any deficiencies or other matters Landlord may reasonably require. As part of Landlord’s approval of the Final Space Plan, Landlord will attach to the Final Space Plan a list of “TI Required Removables”, as defined in Section 4.4 of this Tenant Work Letter.

3.3 Final Construction Documents. After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect/Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Construction Documents for the Premises if the same is satisfactory, unsatisfactory or incomplete in any respect. If Tenant is advised that the Final Construction Documents are unsatisfactory, incomplete, or unsatisfactory because they are not consistent with the previously approved Final Space Plan, or would result in improvements which are of inferior quality, or are not in compliance with applicable law or would not be compatible with the Building’s systems, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any reasonable disapproval of Landlord in connection therewith.

3.4 Approved Construction Documents. The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Base Building modifications. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises). No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

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SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. Tenant shall retain a licensed general contractor from one of those listed on the attached Schedule 1 (the “Contractor”), as a contractor for the construction of the Tenant Improvements.

4.1.2 Tenant’s Agents. The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, materialmen, and suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.” The list of Landlord’s Approved Contractors is attached hereto as Schedule 1. No other contractors may be selected without the written approval of Landlord, which may be withheld by Landlord in its reasonable discretion.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to commencement of construction, Tenant shall submit a copy of the executed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”), to Landlord for its records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with (i) a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee. The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Tenant Improvement Allowance is referred to herein as the “Over Allowance Amount”. Tenant shall be responsible to pay a percentage of each disbursement under this Tenant Work Letter, which percentage (the “Over-Allowance Percentage”) shall be equal to the amount of the Over-Allowance Amount, divided by the amount of the Construction Budget, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any amounts of the Tenant Improvement Allowance. In the event that after the Construction Budget has been delivered by Tenant, the costs relating to the design and construction of the Tenant Improvements shall be in excess of the estimated amounts as set forth in the Construction Budget and the Over-Allowance Amount, the Over-Allowance Amount shall be re-calculated by Tenant and approved by Landlord and the respective payments made by Landlord and Tenant as of the date of such re-calculation shall be reconciled and adjusted based on such re-calculation and payment of any difference owed by one party to the to the other based on such reconciliation shall be made within five (5) business days of the approval of such reconciliation.

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4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are reasonably necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all reasonable rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

[SAN RAFAEL CORPORATE CENTER]
EXHIBIT B	[BIOMARIN PHARMACEUTICAL INC.]
-7-	[Tenant-Controlled Build-Out]

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

4.2.2.4.2 Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the

[SAN RAFAEL CORPORATE CENTER]
EXHIBIT B	[BIOMARIN PHARMACEUTICAL INC.]
-8-	[Tenant-Controlled Build-Out]

Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, because of a defect in materials or workmanship or failure to comply with the Approved Construction Drawings or applicable local, state or federal building codes or law, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves any portion of the Tenant Improvements for the reasons set forth above, and Tenant shall have failed to commence correction within ten (10) business days following Tenant’s receipt of notice of disapproval, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.2.6 Landlord Coordination Fee. Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to the product of (i) two percent (2%) and (ii) the Tenant Improvement Allowance. The Landlord Coordination Fee shall be deducted from the Tenant Improvement Allowance and shall not exceed $1.20 per foot.

4.3 Notice of Completion. Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Marin in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.

4.4 Removal Obligations. In the event that, in the course of developing the Construction Documents, Tenant changes the configuration of the Premises from that shown in the approved Final Space Plan, Landlord may, by written notice to Tenant given concurrently with giving Landlord’s consent to the Construction Documents, require Tenant, at Tenant’s expense, to remove at the end of the Term any portion of the Tenant Improvements introduced in the reconfigured plan which in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements such as laboratory improvements, any exercise

[SAN RAFAEL CORPORATE CENTER]
EXHIBIT B	[BIOMARIN PHARMACEUTICAL INC.]
-9-	[Tenant-Controlled Build-Out]

facility, and any cafeteria (collectively referred to as “TI Required Removables”), and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any such TI Required Removables, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16 of the Lease, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, and removal or financing of any such Tenant Improvements in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant will designate in writing someone as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter, prior to commencing construction of the Tenant Improvements.

5.2 Landlord’s Representative. Landlord has designated Tom Holman or Willis K. Polite Jr. as its sole representatives with respect to the matters set forth in this Tenant Work Letter, either of whom, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of Default as described in Section 19.1 of this Lease or a Default by Tenant under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Tenant Improvements in the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements in the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such Default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements in the Premises caused by such inaction by Landlord).

[SAN RAFAEL CORPORATE CENTER]
EXHIBIT B	[BIOMARIN PHARMACEUTICAL INC.]
-10-	[Tenant-Controlled Build-Out]

EXHIBIT C

SAN RAFAEL CORPORATE CENTER

NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable square feet within the Premises is square feet.

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT C-	[Tenant-Controlled Build-Out]

6.	Tenant’s Share of Building Expenses is %. Tenant’s Share of Project Expenses is %.

“Landlord”:

,
a

By:
Its:

Agreed to and Accepted

as of                     , 20    .

“Tenant”:

,
a

By:
Its:

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT C-	[Tenant-Controlled Build-Out]

EXHIBIT D

SAN RAFAEL CORPORATE CENTER

RULES AND REGULATIONS-790 LINDARO

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any door lock or install any new or additional locks or bolts on any doors or windows of the Premises and all locks must be keyed to the building master key. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Five (5) keys will be furnished to Landlord for the Premises. Tenant shall provide additional keys to Landlord if requested. Upon the termination of this Lease, Tenant shall return to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by Tenant.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Marin County, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord, which may be by e-mail for this purpose. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT D-	[Tenant-Controlled Build-Out]

damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Except as permitted by this Lease, Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Except as permitted by this Lease, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT D-	[Tenant-Controlled Build-Out]

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than guide or service dogs), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Rafael, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT D-	[Tenant-Controlled Build-Out]

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be in conformance with building standard and approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with all applicable “NO-SMOKING” or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT D-	[Tenant-Controlled Build-Out]

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Intentionally omitted.

33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations not inconsistent with the terms of the Lease as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

[SAN RAFAEL CORPORATE CENTER]
[BIOMARIN PHARMACEUTICAL INC.]
EXHIBIT D-	[Tenant-Controlled Build-Out]

EXHIBIT E

SAN RAFAEL CORPORATE CENTER

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of                     , 20     by and between                     as Landlord, and the undersigned as Tenant, for Premises on the                     floor(s) of the office building located at                     ,                         , California                     , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on             , and the Lease Term expires on             , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on             .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                    .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

{*}

EXHIBIT E	[SAN RAFAEL CORPORATE CENTER]
-1-	[BIOMARIN PHARMACEUTICAL INC.]

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and the Lease, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                     on the      day of                     , 20    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E	[SAN RAFAEL CORPORATE CENTER]
-2-	[BIOMARIN PHARMACEUTICAL INC.]

EXHIBIT F

SAN RAFAEL CORPORATE CENTER

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.              IN YOUR FAVOR FOR THE ACCOUNT OF BIOMARIN PHARMACEUTICAL INC., A DELAWARE CORPORATION UP TO THE AGGREGATE AMOUNT OF USD FOUR MILLION SEVEN HUNDRED TWENTY-SIX THOUSAND (4,726,000) U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASES (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASES, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD              IN ACCORDANCE WITH THE TERMS OF THOSE CERTAIN LEASES DATED [Insert Leases

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Dates], (COLLECTIVELY, THE “LEASES”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASES TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASES BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.              AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.             AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THOSE CERTAIN LEASES DATED DECEMBER     , 2011 (COLLECTIVELY, THE “LEASES”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.              AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THOSE CERTAIN LEASES DATED DECEMBER     , 2011 (COLLECTIVELY, THE “LEASES”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

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ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF JUNE 30, 2022 (Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.             .”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY

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OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (    )     -    ], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (    )     -    ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

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